UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2015

NEFF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36752	37-1773826
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400
Miami, Florida 33178
(Address of principal executive offices) (Zip Code)

(305) 513-3350
(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2015, Neff Corporation (the “Company”), Neff Holdings LLC (“Neff Holdings”), Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. (collectively, the “Members”), certain members of management of Neff Holdings and certain non-executive members of its board of managers (the “LLC Option Holders”) and Mark Irion, as the management representative, entered into Amendment No. 1 to the Tax Receivable Agreement (the “Amendment”), dated as of May 27, 2015, which amends that certain Tax Receivable Agreement, dated as of November 26, 2014 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “TRA”).

The Amendment amended the TRA to eliminate any benefit to the Members (including the LLC Option Holders) from and after the date of the TRA related to tax adjustments arising from state, local or foreign taxes in order to relieve the substantial burden on the Company to calculate such benefit. The Members were voluntarily willing to forfeit such benefit to relieve the Company from this burden.

A copy of the Amendment has been attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1

Amendment No. 1 to Tax Receivable Agreement, dated as of May 27, 2015, by and among Neff Corporation, Neff Holdings LLC, Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P., certain members of management of Neff Holdings and certain non-executive members of its board of managers and Mark Irion, as the management representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF CORPORATION

Date: June 4, 2015	By:	/s/ Mark Irion
		Name:	Mark Irion
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1

Amendment No. 1 to Tax Receivable Agreement, dated as of May 27, 2015, by and among Neff Corporation, Neff Holdings LLC, Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P., certain members of management of Neff Holdings and certain non-executive members of its board of managers and Mark Irion, as the management representative.